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PROPOSED FEE SCHEDULE TO IIM/ING LIFE INSURANCE AND ANNUITY COMPANY INVESTMENT
ADVISORY AGREEMENT - TO BE SUBMITTED TO CT DOI FOR APPROVAL



                          ING INVESTMENT MANAGEMENT LLC
                              ADVISORY FEE SCHEDULE

ANNUAL ADVISORY FEES (based on assets under management):
(minimum is $50,000 for small portfolios)

                                     ASSET CLASS                                              BASIS POINT FEE
-        Public bonds, MBS, CMO-A, Passthroughs,                                                    25.0

-        Private Placements (investment grade)                                                      25.0

-        Below Investment Grade                                                                     44.0

-        Derivatives / Residuals / CMO-B                                                            65.0

-        Short Term Assets                                                                           25

-        Actively Managed Common Stock & Preferred Stock                                            52.0

-        Indexed Common Stocks                                                                      10.0

-        Commercial Mortgages                                                                       25.0

-        Real Estate Equity, Foreclosed Mortgages, and Problem Commercial Loans                      69

-        portfolio management and investment services (applied to all                   1.8 b.p. for first $1.0
         assets under management per portfolio)                                         billion and 0.8 b.p. for
                                                                                        the excess

-        separate accounts, segregated funds,    and pension trusts                     5.0 b.p. in additional to
                                                                                        the asset class charge


PRODUCTION FEE (one-time fee assessed at close of transaction):

                                    ASSET CLASS                                BASIS POINT FEE
             -        private placements (investment grade)                          23

             -        private placements (international -  investment
                      grade)                                                         33

             -        private placements (BIG)                                       40

             -        commercial mortgages                                          16.7